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                                                                  EXHIBIT 99.J.1

                        Sutherland, Asbill & Brennan LLP
                  Atlanta Austin New York Tallahasee Washington
1275 Pennsylvania Avenue, N.W.                              Tel:  (202) 383-0100
Washington, D.C.  20004-2415                                Fax:  (202) 637-3593


     STEVEN B. BOEHM
DIRECT LINE: (202) 383-0176
Internet: sboehm@sablaw.com


                                December 21, 1998


The Board of Trustees
TIAA-CREF Life Funds
730 Third Avenue
New York, New York  10017-3206

              Re:  TIAA-CREF Life Funds
                   Registration Statement on Form N-1A
                   File Nos. 333-61759 and 811-08961

Ladies and Gentlemen:

              We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as a part of Pre-Effective Amendment No. 2 to the above-referenced registration statement on Form N-1A. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Sincerely,

                                            SUTHERLAND, ASBILL & BRENNAN LLP

                                       By:  /s/ Steven B. Boehm
                                            --------------------------
                                            Steven B. Boehm